UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2026, Nocera, Inc., a Nevada corporation (the “Company”), entered into a series of agreements (collectively, the “Transaction Agreements”) with Chien-Hua Tseng (the “Seller”) and/or QMAX Technology CO., LTD. (the “Domestic Company”), a company duly registered in Taiwan (R.O.C.), pursuant to which the Company acquired a controlling interest (the “Controlling Interest”) with respect to the Seller’s thirty percent (30%) equity interest in the Domestic Company through a variable interest entity (“VIE”) structure. Under this structure, the Seller remains the registered legal owner of the equity interest; no transfer of registered legal title is effected. Instead, the Company obtains voting control, pledge security, an exclusive call option, and economic and operational control rights through the following agreements.

The Transaction Agreements consist of: (i) a Variable Interest Entity Purchase Agreement between the Company and the Seller, which serves as the master agreement for the acquisition of the Controlling Interest; (ii) a Voting Rights Proxy Agreement (including a Power of Attorney) among the Company, the Seller, and the Domestic Company, pursuant to which the Seller irrevocably granted the Company the exclusive right to exercise all voting rights and shareholder powers with respect to the Seller’s equity interest in the Domestic Company, such proxy being coupled with an interest; (iii) an Equity Pledge Agreement among the Company, the Seller, and the Domestic Company, pursuant to which the Seller pledged all of his equity interest in the Domestic Company to the Company as security for the performance of all contractual obligations under the Transaction Agreements, with the Company having the right to collect all dividends and distributions from the pledged equity; (iv) an Exclusive Call Option Agreement among the Company, the Seller, and the Domestic Company, pursuant to which the Seller granted the Company an exclusive and irrevocable option to purchase all or part of the Seller’s equity interest in the Domestic Company at any time at the minimum price permitted by Taiwan (R.O.C.) law; and (v) an Exclusive Business Cooperation Agreement between the Company and the Domestic Company, pursuant to which the Company is the exclusive provider of technical consulting and services to the Domestic Company and has sole discretion to determine the consulting service fee, with all intellectual property developed in connection therewith owned by the Company.

Each of the Voting Rights Proxy Agreement, the Equity Pledge Agreement, the Exclusive Call Option Agreement, and the Exclusive Business Cooperation Agreement has an initial term of ten (10) years, with automatic one-year renewals unless the Company provides thirty (30) days’ prior written notice of non-renewal. Only the Company has the right to terminate these agreements early.

As consideration for the Controlling Interest, the Company issued 300,000 shares of common stock of the Company, par value $0.001 per share (the “Consideration Shares”), to the Seller. The Consideration Shares were valued at $1.36 per share, based on the closing price of the Company’s common stock on the Nasdaq Capital Market on July 27, 2026, the first (1st) Trading Day immediately preceding the effective date of the Transaction Agreements, for an aggregate purchase price of $408,000. No cash consideration was paid. The Consideration Shares were issued in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(a)(2) of the Securities Act, and bear a restrictive legend. The Transaction Agreements are governed by the laws of Taiwan (R.O.C.), with disputes to be resolved by arbitration in Taipei administered by the Chinese Arbitration Association, Taipei.

The foregoing descriptions of the Transaction Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Agreements, copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On July 27, 2026, the Company received a notice of default (the “Default Notice”) from the holder (the “Investor”) of that certain senior secured convertible promissory note issued by the Company to the Investor on November 3, 2025, in the original principal amount of $8,000,000 (the “Note”), as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2025 (the “Prior 8-K”), pursuant to that certain Securities Purchase Agreement, dated as of October 31, 2025 (the “Securities Purchase Agreement”). Also as previously reported in the Prior 8-K, the Company entered into a Pledge and Security Agreement (the “Security Agreement”) and Account Control Agreement (the “Account Control Agreement”) in connection with the transactions contemplated by the Securities Purchase Agreement.

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Pursuant to Section 3(e) of the Note, upon the occurrence of a Conversion Floor Price Condition (as defined in the Note), the Alternate Conversion Floor Amount (as defined in the Note) became due and payable by the Company to the Investor on the relevant Alternate Conversion Date (as defined in the Note). As of the date hereof, the Company has failed to pay the full amount of all Alternate Conversion Floor Amounts due to the Investor pursuant to multiple Alternate Conversions. As a result, as of the date of the Default Notice, the Company owes the Investor $6,029,495 in unpaid Alternate Conversion Floor Amounts.

The Company’s failure to pay the Alternate Conversion Floor Amounts due pursuant to the terms of the Note constitutes an event of default pursuant to Section 4(a)(vi) of the Note. As a result of the occurrence and continuation of such event of default, the Collateral Agent (as defined in the Security Agreement) has exercised its rights under Sections 8(a) and 8(f) of the Security Agreement, including taking absolute control of the collateral maintained in the Blocked Custodial Account (as defined in the Security Agreement), realizing upon such collateral, and applying the proceeds thereof to the obligations owed under the Note. According to the Default Notice, the value of the collateral in the Blocked Custodial Account resulted in the application of approximately $4,658,686 in partial satisfaction of the obligations due under the Note. Following such application, the Investor asserts that the Company still owes approximately $1,370,809 under the Note.

The Company and the Investor are currently in discussions regarding the resolution of amounts owed and obligations under the Note, including a potential waiver of the $1,370,809 still owed to the Investor. There can be no assurance that such discussions will result in a definitive agreement or that the Company will be able to cure the asserted default or otherwise satisfy its remaining obligations under the Note.

Item 7.01. Regulation FD Disclosure.

On July 28, 2026, the Company issued a press release (the “QMAX Press Release”) announcing, among other things, the acquisition of a controlling interest in QMAX Technology CO., LTD. as described in Item 1.01 above. A copy of the QMAX Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K. On July 28, 2026, the Company also issued a press release (the “Compliance Press Release”) announcing that it has regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) and providing an update on recent business developments. A copy of the Compliance Press Release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.2 and 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On July 28, 2026, the Company received a letter (the “Compliance Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum closing bid price of $1.00 per share.

As previously disclosed, on February 2, 2026, Nasdaq Staff notified the Company that its common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Listing Rule 5550(a)(2). Since that date, the Company worked to regain compliance with the minimum bid price requirement.

According to the Compliance Notice, Nasdaq Staff has determined that for the 15 consecutive business days from July 7 through July 27, 2026, the closing bid price for the Company’s common stock was at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and Nasdaq has closed the matter.

A copy of the Compliance Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K. The press release furnished under Item 7.01 of this Current Report also discusses the Company’s regained compliance.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Variable Interest Entity Purchase Agreement, dated July 28, 2026, by and between Nocera, Inc. and Chien-Hua Tseng
10.2	Voting Rights Proxy Agreement (including Power of Attorney), dated July 28, 2026, by and among Nocera, Inc., Chien-Hua Tseng, and QMAX Technology CO., LTD.
10.3	Equity Pledge Agreement, dated July 28, 2026, by and among Nocera, Inc., Chien-Hua Tseng, and QMAX Technology CO., LTD.
10.4	Exclusive Call Option Agreement, dated July 28, 2026, by and among Nocera, Inc., Chien-Hua Tseng, and QMAX Technology CO., LTD.
10.5	Exclusive Business Cooperation Agreement, dated July 28, 2026, by and between Nocera, Inc. and QMAX Technology CO., LTD.
99.1	Letter from The Nasdaq Stock Market LLC regarding compliance with Listing Rule 5550(a)(2), dated July 28, 2026
99.2†	Press Release of Nocera, Inc., dated July 29, 2026
99.3†	Press Release of Nocera, Inc., dated July 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† This exhibit is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: July 31, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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